100 LIGHT STREET BALTIMORE, MARYLAND 21202 PHONE: 410-685-1120 FAX: 410-547-0699
www.bakerdonelson.com

June 10, 2022

Sun Communities, Inc.
27777 Franklin Road, Suite 200
Southfield, Michigan 48034

Re:    Sun Communities, Inc. First Amendment to 2015 Equity Incentive Plan - Registration Statement on Form S-8 for 3,000,000 Additional Shares of Common Stock

Ladies and Gentlemen:

We have acted as special Maryland counsel to Sun Communities, Inc., a Maryland corporation (the “Company”), in connection with the registration under the Securities Act of 1933, as amended, (the “Securities Act”), on Form S-8 (the “Registration Statement”) of 3,000,000 additional authorized but unissued shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), to be issued under the Sun Communities, Inc. 2015 Equity Incentive Plan (the “Original Plan”), as amended by the First Amendment to Sun Communities, Inc. 2015 Equity Incentive Plan (the “Amendment” and together with the Original Plan, the “Plan”). As such counsel, we have made such legal and factual examinations and inquiries as we deemed advisable for the purpose of rendering this opinion. We understand that our opinion is required to be filed as an exhibit to the Registration Statement.

In our capacity as special Maryland counsel to the Company and for purposes of this opinion, we have reviewed the originals, or copies certified or otherwise identified to our satisfaction, of the following documents:

A.the Registration Statement;

B.the Plan;

C.the charter of the Company, certified on the date hereof as being a true, correct, and complete copy thereof by the Chief Financial Officer and Secretary of the Company (the “Charter Documents”);

D.the Third Amended and Restated Bylaws of the Company, certified on the date hereof as being a true, correct, and complete copy thereof by the Chief Financial Officer and Secretary of the Company (the “Bylaws”);

E.resolutions adopted by the Board of Directors of the Company (the “Board”) approving the Amendment and related matters (the “Resolutions”);

F.a certificate of the Company regarding certain matters related to the Amendment, the Registration Statement, and future issuances of Shares under the Plan (the “Certificate”);

Sun Communities, Inc.
June 10, 2022

G.a certificate of the Maryland State Department of Assessments and Taxation dated June 9, 2022, to the effect that the Company is duly incorporated and existing under the laws of the State of Maryland and is in good standing and duly authorized to transact business in the State of Maryland; and
H.such other documents, corporate records, and instruments as we have deemed necessary or appropriate, in our professional judgment, in connection with providing this opinion letter, subject to the limitations, assumptions, and qualifications contained herein.
In rendering the opinion set forth below, we have assumed: (i) the genuineness of all signatures and the legal capacity of all individuals who have executed any of the documents we have reviewed; (ii) the authenticity of all documents submitted to us as originals, the conformity with originals of all documents submitted to us as certified, photostatic, or facsimile copies or portable document file (“pdf”) or other electronic image format copies (and the authenticity of the originals of such copies), and that the form and content of all documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such documents as executed and delivered; (iii) that there has been no oral or written modification of or amendment to any of the documents we have reviewed, and that there has been no waiver of any provision of any of the documents we have reviewed in connection with this opinion, by action or omission of the parties or otherwise; (iv) that all documents submitted to us and public records we have reviewed or relied upon are accurate and complete; (v) that the Charter Documents, the Bylaws, and the Resolutions have not been amended or rescinded; and (vi) that the persons identified as officers of the Company are actually serving as such and that any certificates representing the Shares will be properly executed by one or more such persons.

We have also assumed that: (i) the issuance and terms of the securities that are exercisable or convertible into Shares and the Shares to be issued by the Company from time to time will be authorized and approved by the Board, or a duly authorized committee thereof, in accordance with the Maryland General Corporation Law, the Charter Documents, and the Bylaws; (ii) the Resolutions, and any resolutions of the Board or any authorized committee thereof authorizing the Company to issue and sell any Shares or securities exercisable for or convertible into Shares are, and will be, in full force and effect at all times at which any Shares are issued by the Company; (iii) no Shares will be issued until the Registration Statement has become effective and the Registration Statement and any amendment thereto will remain effective at the time any Shares are issued; (iv) at the time of the issuance of any Shares, the Company or its transfer agent will record in the Company’s stock ledger the name of the persons to whom such Shares are issued; (v) none of the Shares will be issued in violation of the restrictions on ownership and transfer set forth in Article VII of the Charter Documents; (vi) upon the issuance of any Shares, the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under the Charter Documents; (vii) the Company will remain duly organized, validly existing, and in good standing under Maryland law at the time any Shares are issued; (viii) as to all acts undertaken by any governmental authority, and of those persons purporting to act in any governmental capacity, that the persons acting on behalf of the governmental authority have the power and authority to do so, and that all actions taken by such persons on behalf of such governmental authority are valid, legal, and sufficient; and (ix) all representations, warranties, certifications, and statements with respect to matters of fact and other factual information (a) made by public officers, (b) made by officers or representatives of the Company, including certifications made in the Certificate, and (c) made or contained in any documents we have reviewed, are accurate, true, correct, and complete in all material respects.

Sun Communities, Inc.
June 10, 2022

As to any facts material to our opinion set forth below, without undertaking to verify the same by independent investigation, we have relied exclusively upon the documents we have reviewed, the statements and information set forth in such documents, the Certificate, and the additional matters recited or assumed in this letter, all of which we assume to be true, complete, and accurate in all respects.
Based upon the foregoing and subject to the limitations and assumptions set forth herein, and having due regard for such legal considerations as we deem relevant, we are of the opinion that upon the issuance and delivery of the Shares in the manner and for the consideration described in the Plan and in any award agreements entered into by participants in the Plan with the Company as contemplated by the Plan, the Shares will be validly issued, fully paid, and nonassessable.
The foregoing opinion is based on and is limited to the Maryland General Corporation Law (including the reported judicial decisions interpreting those laws currently in effect), and we express no opinion herein with respect to the effect or applicability of any other laws or the laws of any other jurisdiction. The opinion expressed herein concerns only the effect of the laws (excluding the principles of conflict of laws) as currently in effect, and we assume no obligation to supplement the opinion expressed herein if any applicable laws change after the date hereof, or if we become aware of any facts that might change the opinion expressed herein after the date hereof. The opinion is limited to the matters set forth herein, and no other opinion should be inferred or implied beyond the matters expressly stated.

Notwithstanding anything to the contrary contained herein, we express no opinion concerning the securities laws of the State of Maryland, or the rules and regulations promulgated thereunder, or any decisional laws interpreting any of the provisions of the securities laws of the State of Maryland, or the rules and regulations promulgated thereunder.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. By giving such consent, we do not admit that we are experts with respect to any part of the Registration Statement, including Exhibit 5.1, within the meaning of the term “expert” as used in the Securities Act or the rules and regulations promulgated thereunder.

                        Very truly yours,

BAKER, DONELSON,
BEARMAN, CALDWELL
& BERKOWITZ, a professional
corporation

By:    /s/ Kenneth B. Abel_____
    Kenneth B. Abel
    Authorized Representative